UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 6, 2007

Date of Report (date of earliest event reported)

THERMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, our compensation committee approved our 2007 corporate bonus plan. The purpose of the bonus plan is to reward employees for successful achievement of certain corporate performance goals during fiscal year 2007.

Except for certain of our employees in manufacturing who are under a monthly bonus plan and our sales representatives who are under a sales compensation plan, all full-time regular employees, including the named executive officers listed in the table below, are eligible to participate in the 2007 corporate bonus plan. Eligible employees must remain employed by us at the time awards are paid out under the program in order to receive their awards, if any. Our compensation committee may modify, amend, revoke or suspend the 2007 corporate bonus plan at any time in its sole discretion.

Our compensation committee set target bonuses under the 2007 corporate bonus plan applicable to our executive officers. The target bonus for Stephen J. Fanning, our president and chief executive officer, is 75% of his base salary, and for each other executive officer, 40% of his or her respective base salary.

The actual bonuses payable for fiscal year 2007, if any, will vary depending on the extent to which our actual performance meets, exceeds, or falls short of the goals approved by the compensation committee. If our actual performance exceeds the goals approved by the compensation committee, the actual bonus payable may be up to 150% of the target bonus. The following table illustrates the potential payment to our named executive officers assuming the payment of 75% and 150% of the named executive officers’ target bonus.

	Current Base Salary	Target Percentage	Potential Bonus at 75% of Target	Potential Bonus at 150% of Target
Stephen J. Fanning President and Chief Executive Officer	$425,100	75%	$239,119	$478,238
Laureen DeBuono Chief Financial Officer	$255,528	40%	$76,658	$153,317
Clint Carnell Vice President, Domestic Sales	$264,576	40%	$79,373	$158,746
Douglas W. Heigel Vice President, Operations	$220,480	40%	$66,144	$132,288
Richard J. Meader Vice President, Clinical, Regulatory & Quality Affairs	$218,400	40%	$65,520	$131,040
Gary L. Wilson Vice President, International Sales	$232,388	40%	$69,716	$139,433

The compensation committee retains the discretion to increase, reduce or eliminate the bonus that otherwise might be payable under the 2007 corporate bonus plan based on actual performance as compared to our goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

Date: March 12, 2007	By:	/s/ Laureen DeBuono
Laureen DeBuono
Chief Financial Officer